UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

GRUBB & ELLIS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is being filed by Grubb & Ellis Company (the “Company”) to amend the Company’s Current Report on Form 8-K, dated December 29, 2009, and filed with the Securities and Exchange Commission on January 5, 2010, to include as exhibits the agreement reported therein.

Item 9.01 Financial Statements and Exhibits.

(d)  The following are filed as Exhibits to this Current Report on Form 8-K/A (Amendment No. 1):

10.1	Agreement regarding Tremont Net Funding II, LLC Loan Arrangement with GERA 6400 Shafer LLC and GERA Abrams Centre LLC, dated as of December 29, 2009, by and among GERA Abrams Centre LLC and GERA 6400 Shafer LLC, collectively as Borrower, Grubb & Ellis Company, as Guarantor, Grubb & Ellis Management Services, Inc., as both Abrams Manager and Shafer Manager

10.2	Form of Assignment of Personal Property, Name, Service Contracts, Warranties and Leases for GERA Abrams Centre LLC

10.3	Form of Assignment of Personal Property, Name, Service Contracts, Warranties and Leases for GERA 6400 Shafer LLC

10.4	Form of Special Warranty Deed for GERA Abrams Centre LLC

10.5	Form of Special Warranty Deed for GERA 6400 Shafer LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY

By: /s/ Andrea R. Biller

Andrea R. Biller
Executive Vice President, General
Counsel and Corporate Secretary

Dated: January 6, 2010